UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 14, 2024
PLBY GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39312	37-1958714
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10960 Wilshire Blvd., Suite 2200 Los Angeles, California	90024
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (310) 424-1800
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	PLBY	Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01     Entry into a Material Definitive Agreement.

License & Management Agreement

On December 14, 2024, PLBY Group, Inc.’s (the “Company”) wholly-owned operating subsidiary, Playboy Enterprises, Inc. (“Playboy”), entered into a License & Management Agreement (the “LMA”) with Byborg Enterprises, S.A. (“Byborg”), pursuant to which Byborg has agreed to operate the Company’s Playboy Plus, Playboy TV (digital and linear) and Playboy Club businesses and to license the right to use certain Playboy trademarks and other intellectual property for related businesses and certain other categories. Under the terms of the LMA, Byborg was also granted exclusive rights to use Playboy trademarks for certain new adult content services and digital products to be developed.

The LMA has an initial term of 15 years, with the operations and license rights pursuant to the LMA commencing as of January 1, 2025, and the possibility for up to nine renewal terms of 10 years each, subject to the terms and conditions set forth in the LMA. Pursuant to the LMA, Playboy will receive minimum guaranteed royalties of $20 million per year of the term, to be paid in installments during each year. In addition, Byborg will prepay the minimum guaranteed amount for the second half of year 15 of the initial term of the LMA. Playboy is also entitled to receive a certain portion of net profits from the businesses licensed and operated by Byborg, on the terms and conditions set forth in the LMA.

Securities Purchase Agreement

On December 14, 2024 (the “Effective Date”), the Company also entered into a Securities Purchase Agreement (the “Purchase Agreement”) with The Million S.a.r.l., a subsidiary of Byborg (the “Purchaser”), pursuant to which the Company agreed to sell to the Purchaser 16,956,842 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), at a price of $1.50 per Share (the “Private Placement”). The aggregate proceeds to the Company from the Private Placement will be approximately $25.44 million. The Company expects to use the net proceeds from the Private Placement for general corporate purposes, which may include the payment of debt or other liabilities. As disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on November 5, 2024, the Purchaser previously completed the purchase of 14,900,000 shares of Common Stock on that date, and it became a significant stockholder of the Company as of such date.

As the closing of the Private Placement for the sale and issuance of Common Stock (the “Closing”) to the Purchaser would result in the Purchaser holding more than 20% of the Company’s issued and outstanding Common Stock as of the Effective Date, in accordance with the rules and regulations of the Nasdaq Stock Market, LLC (“Nasdaq”), the Company may not complete such sale and issuance unless the Company first obtains its stockholders’ approval (the “Stockholder Approval”). Pursuant to the Purchase Agreement and as required by Nasdaq, the Company agreed to file and distribute a proxy statement and solicit its stockholders to obtain such Stockholder Approval. The Company may not sell and issue the Shares until the Stockholder Approval has been obtained. In the event that the Company’s five-day volume-weighted average share price (“VWAP”) is above $1.65 shortly prior to the filing of the preliminary proxy statement for the Stockholder Approval, the Purchaser will have the option to amend the terms of the Purchase Agreement to purchase the Shares at 90% of the then-current VWAP and to revise the number of Shares to be purchased (subject to a minimum aggregate commitment of $25 million and a limitation of the Purchaser’s holding of Common Stock following the Closing to no more than 29.99%), otherwise the Purchase Agreement would automatically be terminated. The Closing is also subject to the satisfaction of other customary closing conditions, as well as the condition that the Company will have completed the expansion of its board of directors to seven directors and appointed the board members designated and reasonably approved by Byborg to the Company’s board of directors prior to Closing. As of the Closing, the Purchaser is expected to hold approximately 29.9% of the Company’s outstanding Common Stock, based on the amount of outstanding Common Stock as of the Effective Date.

The Purchase Agreement contains certain representations and warranties, covenants and indemnities customary for transactions similar to the Private Placement. The representations, warranties, and covenants contained in the Purchase Agreement were made solely for the benefit of the parties thereto and may be subject to limitations agreed upon by such parties. Accordingly, the Purchase Agreement is being filed as an exhibit to this Current Report on Form 8-K (this “Current Report”) only to provide investors with information regarding the terms of the Purchase Agreement and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the SEC. Subject to certain exceptions set forth in the Purchase Agreement, neither the Purchaser nor any of its affiliates may transfer any of the Shares to any unaffiliated person until after November 5, 2025, subject to certain exceptions set forth in the Purchase Agreement. The Company also granted certain limited registration rights to the Purchaser for registration of the Shares after November 5, 2025.

The foregoing descriptions of the LMA and the Purchase Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the LMA and the Purchase Agreement, which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report and are incorporated herein by reference.

Item 3.02     Unregistered Sales of Equity Securities.

To the extent required by Item 3.02 of Form 8-K, the information regarding the Shares to be sold in the Private Placement set forth under Item 1.01 of this Current Report is incorporated by reference in this Item 3.02. The Shares to be issued and sold in the Private Placement have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or applicable state securities laws, and are to be issued and sold pursuant to Section 4(a)(2) of the Securities Act. The Purchaser has represented that it is an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act, and is acquiring the Shares for investment purposes only and not with a view to any public distribution or with any intention of selling, distributing or otherwise disposing of the Shares in a manner that would violate the registration requirements of the Securities Act. The Shares were offered without any general solicitation by the Company or its representatives.

The Shares may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from such registration requirements. Neither this Current Report nor any exhibit attached hereto is an offer to sell, or the solicitation of an offer to buy, shares of Common Stock or other securities of the Company.

Item 8.01    Other Events.
On December 16, 2024, the Company issued a press release regarding the LMA and the Private Placement and related matters. A copy of such press release is filed as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

Forward-Looking Statements

This Current Report contains forward looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, which involve certain risks and uncertainties, including statements regarding the anticipated payments under the LMA and the proceeds from the Private Placement, the planned use of proceeds from the Private Placement, the expected timing of the Closing, and other statements identified by words such as “could,” “expects,” “intends,” “may,” “plans,” “potential,” “should,” “will,” “would,” or similar expressions and the negatives of those terms. Additionally, the press release contains forward-looking statements regarding the rights and obligations of the Company and its subsidiaries pursuant to licensing and other agreements, and the anticipated benefits of those agreements. The Company cannot give any assurance that it will receive the full benefits of such agreements. Forward-looking statements are not promises or guarantees of future performance, and are subject to a variety of risks and uncertainties, many of which are beyond the Company’s control, and which could cause actual results to differ materially from those contemplated in such forward-looking statements, including, but not limited to, the risks as may be detailed from time to time in the Company’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q and other reports the Company files with the SEC. The Company’s actual results could differ materially from the results described in or implied by such forward-looking statements. Forward-looking statements speak only as of the date hereof, and, except as required by law, the Company undertakes no obligation to update or revise these forward-looking statements.

Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	License & Management Agreement, dated December 14, 2024, by and between Playboy Enterprises, Inc. and Byborg Enterprises, S.A. *+
10.2	Securities Purchase Agreement, dated December 14, 2024, by and between PLBY Group, Inc. and The Million S.a.r.l.
99.1	Press Release, dated December 16, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
* Certain schedules and/or exhibits to this agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the Securities and Exchange Commission upon request.

+ Certain confidential portions (indicated by brackets and asterisks) have been omitted from this exhibit pursuant to Item 601(b)(10) of Regulation S-K. The Company agrees to furnish to the SEC a copy of any omitted portions of the exhibit upon request.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 16, 2024	PLBY GROUP, INC.

	By:	/s/ Chris Riley
	Name:	Chris Riley
	Title:	General Counsel & Secretary